      As filed with the Securities and Exchange Commission on July 1, 1999
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Resource Bancshares Mortgage Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   57-0962375
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

               7909 Parklane Road, Columbia, South Carolina 29223
                                 (803) 741-3000
--------------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Edward J. Sebastian
                    Resource Bancshares Mortgage Group, Inc.
               7909 Parklane Road, Columbia, South Carolina 29223
                                 (803) 741-3000
--------------------------------------------------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

------------------------------------------------------------------------------------------------------------------------------
                                               Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------------
                                                                Proposed maximum      Proposed maximum
  Title of each class of securities         Amount to be       offering price per    aggregate offering        Amount of
          to be registered                   registered             unit (1)             price (1)         registration fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01                 1,000,000               $9.125              $9,125,000            $2,536.75
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c).

         Pursuant to Rule 429, the Prospectus includes 358,477 shares of the Common Stock previously registered under Registration Statement No. 33-95914, for which a filing fee of $1,808.16 was remitted to the Commission at the time of its registration.

                                1,358,477 SHARES


                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                               7909 Parklane Road
                         Columbia, South Carolina 29223
                                 (803) 741-3000
                           NASDAQ Trading Symbol: RBMG



                                  COMMON STOCK


                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN




                                   PROSPECTUS


         The Plan may purchase shares of RBMG Common Stock directly from Resource Bancshares Mortgage Group, Inc. ("RBMG") or on the open market. The price of shares purchased directly from RBMG will be the average of the high and low sales prices of the RBMG Common Stock on The Nasdaq National Market on the last business day before the purchase date less 5%. The price of shares purchased on the open market for any dividend payment date or with the optional cash payments for a particular month will be the weighted average of the prices paid for all shares purchased for the Plan with the dividends paid on that dividend payment date or with the optional cash payments made for that month less 5%.




                                  July 1, 1999




Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
            DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN PROSPECTUS


Table of Contents                                                         Page
-----------------                                                         ----
PLAN FEATURES - Frequently Asked Questions...................................1
WHO ADMINISTERS THE PLAN.....................................................2
EQUISERVE TELEPHONE NUMBERS AND MAILING ADDRESS..............................2
WHO PAYS THE PLAN'S COSTS....................................................3
HOW TO ENROLL IN THE PLAN....................................................3
STOCK CERTIFICATE DEPOSIT AND WITHDRAWAL.....................................3
DIVIDEND PAYMENTS............................................................4
OPTIONAL CASH PAYMENTS.......................................................4
PRICE OF PURCHASED SHARES....................................................4
WHEN SHARES ARE PURCHASED....................................................5
PLAN STATEMENTS..............................................................5
SALE OF SHARES...............................................................5
TRANSFER OF SHARES...........................................................6
CHANGING YOUR ENROLLMENT STATUS..............................................6
TERMINATING PARTICIPATION....................................................6
DEATH OF A PLAN PARTICIPANT..................................................7
TAX CONSEQUENCES OF PLAN PARTICIPATION.......................................7
STOCK SPLITS, STOCK DIVIDENDS AND RIGHTS OFFERINGS...........................9
VOTING RIGHTS................................................................9
LIABILITY LIMITATION.........................................................9
CHANGES TO THE PLAN.........................................................10
ACCEPTANCE OF TERMS AND CONDITIONS OF THE PLAN BY PARTICIPANTS..............10
RESOURCE BANCSHARES MORTGAGE GROUP, INC.....................................10
USE OF PROCEEDS.............................................................10
AVAILABLE INFORMATION.......................................................10
DOCUMENTS INCORPORATED BY REFERENCE.........................................11
IF THERE ARE INCONSISTENCIES................................................11








This Prospectus is an offer to sell securities of Resource Bancshares Mortgage Group, Inc. only in states where the offering is lawful. If you reside in a state where it is not lawful to make the offering, you will not be able to participate in the Plan.

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


--  PLAN FEATURES - Frequently Asked Questions

         The Resource Bancshares Mortgage Group, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") offers RBMG's shareholders convenient ways to buy additional shares of RBMG's common stock. Plan participants also can sell shares through the Plan. Below are some frequently asked questions and answers about the Plan:

         1. Who is eligible to participate in the Plan? Any person who holds shares of Resource Bancshares Mortgage Group, Inc. common stock ("RBMG Common Stock") registered in his or her name may purchase shares through the Plan.

         2. How can I buy shares through the Plan? You can reinvest either some or all of the dividends you receive on your shares of RBMG Common Stock, both those registered in your name and those held in your Plan account. You also can purchase additional shares of RBMG Common Stock by making optional cash payments. You will get a 5% discount for all shares you buy through the Plan.

         3. What are the minimum and maximum amounts for optional cash payments? The minimum is $100 per payment and the maximum is $100,000 in a calendar year.

         4. What is the source of shares to be purchased by the Plan? The Plan may purchase shares of RBMG Common Stock directly from RBMG or on the open market. Currently all shares are being purchased directly from RBMG.

         5. How is the price of purchased shares determined? For shares purchased directly from RBMG, the price will be the average of the high and low sales prices of the RBMG Common Stock on The Nasdaq National Market on the last business day before the purchase date less 5%. For shares purchased on the open market for any dividend payment date or with optional cash payments for a particular month, the price will be the weighted average price of all shares purchased for the Plan with the dividends paid on that dividend payment date or with the optional cash payments made for that month less 5%.

         6. How often are shares purchased by the Plan? The Plan will purchase shares directly from RBMG on each dividend payment date and monthly on or around the last business day of each month with optional cash payments received since the last monthly purchase date. If the Plan purchases shares on the open market, the shares will be purchased by the Plan's service agent, currently EquiServe, from time to time, in its discretion.

         7. Is there a fee for selling shares through the Plan? Yes, both a brokerage commission and a service fee are charged for selling shares through the Plan. The commission is a fixed amount per share sold and the service fee is a fixed amount per transaction. You can call EquiServe before you sell to obtain the current fees.

         8. Are there any other fees? No. At present the Plan does not have any fees associated with it other than commissions and service fees on sales of shares.

         9. When are statements sent? EquiServe will send you a statement when you deposit shares into your plan account and when dividends are reinvested. EquiServe will send you a transaction advice when you purchase shares with optional cash payments. You should keep your statements and transaction advices. You may need them for tax purposes.

         10. Can you transfer shares from one account to another? Of course. EquiServe will provide the necessary information.

         11. How do I withdraw shares from the Plan? Your interest in shares of RBMG Common Stock will be held in book-entry form and actual certificates will not be issued for shares of RBMG Common Stock purchased under the Plan, unless you make a request to EquiServe. If you want to withdraw some or all of the whole shares in your Plan Account, you must notify EquiServe. EquiServe will send you a stock certificate for the number of whole shares withdrawn. RBMG does not issue certificates for partial shares.

         12. If my shares are held in "street name" by a stockbroker, can I participate in the Plan? No. If you want to participate in the Plan, you must ask your stockbroker to have the shares issued to you in a stock certificate in your own name.

         13. Are reinvested dividends taxable income? Yes. Even reinvested dividends are taxable income. EquiServe will send you a 1099-DIV Form each year indicating your RBMG dividend income for the prior year.

--  WHO ADMINISTERS THE PLAN

         First Chicago Trust Company of New York has been appointed to administer the Plan with EquiServe Limited Partnership to act as service agent (collectively, "EquiServe"). EquiServe keeps records, sends statements and acquires, holds and sells shares on behalf of Plan participants. EquiServe may resign at any time upon written notice to RBMG. You will be notified if EquiServe resigns and a new service agent is appointed.

--  EQUISERVE TELEPHONE NUMBERS AND MAILING ADDRESS

         If you have questions about the Plan or need any forms, you should contact EquiServe at:

         EquiServe's Shareholder Customer Service Number:     1-800-446-2617 or
         1-201-324-0498
         An automated voice response is available 24 hours a day, 7 days a week. Customer service representatives are available 8:30 a.m. - 7:00 p.m. Eastern time each business day.

         E-mail address: fctc_resourcebanc@em.fcnbd.com

         Messages forwarded on the Internet will be responded to within one business day. The EquiServe internet address is "http://www.equiserve.com".

         TDD: 1-201-222-4955 Telecommunications Device for the hearing impaired.

         Foreign language translation service for more than 140 foreign languages is available to support the needs of RBMG's shareholders.

         All correspondence should be mailed to:

                  EquiServe Division
                  Attention: Resource Bancshares Mortgage Group, Inc.
                             Dividend Reinvestment and Stock Purchase Plan
                  P.O. Box 2598
                  Jersey City, NJ  07303-2598

Please include your account number on all checks and money orders and on all correspondence, as well as a telephone number where you can be reached during regular business hours. Be sure to include reference to RBMG in your correspondence.

--  WHO PAYS THE PLAN'S COSTS

         RBMG pays all of the administrative costs of the Plan. RBMG will pay the brokerage commission and any other expenses when Plan shares are purchased by EquiServe on the open market. When the Plan buys shares directly from RBMG, there are no brokerage commissions. You will pay brokerage commissions and a service fee if the Plan sells your RBMG Common Stock for you.

--  HOW TO ENROLL IN THE PLAN

         Only shareholders of record of RBMG may purchase shares through the Plan. If your RBMG Common Stock is held by a stockbroker in a "street name," and you want those shares to participate in the Plan, you must ask the stockbroker to have the shares issued to you in a stock certificate in your own name. EquiServe will enroll your shares of RBMG Common Stock in the Plan when it receives your completed and signed enrollment form (which EquiServe will send to you upon request). On the enrollment form, you should indicate whether you want to reinvest some, all or none of the dividends you receive on your RBMG Common Stock (EquiServe will purchase only shares of RBMG Common Stock with your reinvested dividends). You will get a 5% discount for all shares of RBMG Common Stock you purchase through the Plan.

--  STOCK CERTIFICATE DEPOSIT AND WITHDRAWAL

         You may either keep your stock certificates or send them to EquiServe for safe-keeping in the Plan. If you send your stock certificates to EquiServe, the shares will be treated in the same manner as shares purchased through the Plan. Dividends either will be paid to you or will be reinvested or both, according to the instructions on your enrollment form.

         You may deposit your stock certificate shares in your Plan account by mailing your certificates in a brown, pre-addressed envelope provided by EquiServe. Envelopes may be obtained upon request to EquiServe. Place first class postage on the envelope (required by insurance) and mail it to EquiServe. When mailed in this manner, your certificate(s) are automatically insured up to a current market value of $25,000. Stock certificates sent to EquiServe for deposit should not be endorsed. You will receive a statement confirming each deposit.

         If you do not use a brown, pre-addressed envelope provided by EquiServe, certificates (unendorsed) should be sent to the address listed above via registered mail, return receipt requested and insured for possible mail loss for 2% of the market value (minimum of $20.00); this represents the replacement cost to you.

         Certificate withdrawal can be made by calling or writing EquiServe. If you withdraw shares, a new, differently numbered stock certificate for the number of full shares you specify will be issued and mailed promptly. There is no cost to you for certificate deposit or withdrawal services.

--  DIVIDEND PAYMENTS

         Each time the Board of Directors declares a dividend on RBMG Common Stock, it will set a record date to determine the stockholders eligible to receive the dividend. If your Plan account is opened before a record date, your dividends can be reinvested on the next dividend payment date. If you choose not to reinvest all the dividends that you receive on your shares of RBMG Common Stock, you will receive the uninvested dividends by check or, if you prefer, electronic deposit.

--  OPTIONAL CASH PAYMENTS

         Minimum Payment            $100 per investment
         Maximum Payment            $100,000 per calendar year

         You may purchase additional shares of RBMG Common Stock with cash payments. When you join the Plan and any time after that, you may send optional cash payments to EquiServe. Each payment must be at least $100 and you may not make optional cash payments of more than $100,000 in any calendar year. You will not be paid interest on your cash payment pending its investment.

         Your payment may be made by check or money order. All checks are subject to collection by EquiServe and must be in United States dollars.

         Optional cash payments also may be made through automatic monthly deductions from your checking or savings account by completing an Authorization Form for Automatic Deductions. The minimum monthly deduction is $100. Only participants with accounts at United States banks and financial institutions may authorize automatic monthly deductions. Once automatic monthly deductions are initiated, funds will be drawn from your account on or about three business days prior to the last business day of each month.

--  PRICE OF PURCHASED SHARES

         The Plan may purchase shares of RBMG Common Stock directly from RBMG or on the open market. The price of shares purchased directly from RBMG will be the average of the high and low sales prices of the RBMG Common Stock on The Nasdaq National Market on the last business day before the purchase date less 5%. The price of shares purchased on the open market for any dividend payment date or with the optional cash payments for a particular month will be the weighted average of the prices paid for all shares purchased for the Plan with the dividends paid on that dividend payment date or with the optional cash payments made for that month less 5%.

         As you know, the price of RBMG Common Stock fluctuates daily, and neither RBMG nor EquiServe has any control over this. You must bear the market risk associated with fluctuations in the price of RBMG Common Stock.

         EquiServe will allocate shares purchased to three decimal places, so there probably will always be a partial share in your Plan account. This practice allows maximum investment of your dividends and cash payments.

--  WHEN SHARES ARE PURCHASED

         The Plan currently purchases shares directly from RBMG on each dividend payment date and monthly on or around the last business day of each month with optional cash payments made during that month. All optional payments to be invested must be received by EquiServe no later than the business day immediately preceding the last business day of each month in order to be invested for that month.

         If the Plan purchases shares on the open market, the shares will be purchased by the Plan's service agent, EquiServe, from time to time, in its discretion. RBMG has no control over the dates on which EquiServe purchases shares on the open market. Purchases on the open market will be completed no later than 30 days following the dividend payment date or the last business day of the month except where a later date is necessary or advisable under any applicable federal securities laws. Open market purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market or by negotiated transactions and may be subject to such terms with respect to price, delivery and other terms as EquiServe may agree to. Neither RBMG nor any Plan participant will have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made by EquiServe.

--  PLAN STATEMENTS

         EquiServe mails account statements after each dividend is reinvested and each time certificated shares are deposited in your Plan account.

         EquiServe will send you a transaction advice each time you purchase shares with optional cash payments.

         The account statements and transaction advices show the date of the purchase, the amount invested, the share price paid and the number of shares purchased with each investment, as well as the accumulated total shares held in your Plan account. The account statements also show any withdrawals or sales. You should keep your statements and transaction advices. You may need them for tax purposes.

         You may detach the lower portion of any statement or advice and use it to send instructions to EquiServe. EquiServe's address is on the front and back of all statements and advices. Be sure to sign any instructions sent to EquiServe.

         EquiServe will mail a 1099-DIV form to you each year. You will need this form for your income tax records.

--  SALE OF SHARES

         You may sell shares held in your Plan account in most cases by calling EquiServe at 1-800-446-2617. If you prefer, mail your request using one of the transaction forms provided with each statement and transaction advice. Certificated shares can be deposited in your Plan account and subsequently sold through the Plan.

         EquiServe will make every effort to process your order on the day it is received, provided that instructions are received before 1:00 p.m. Eastern time on a business day during which EquiServe and the relevant securities markets are open. The proceeds of the sale, less applicable fees and commissions, will be sent to you.

         EquiServe sells shares on the open market at prevailing market prices. The price you will receive for your shares is the weighted average sales price of all shares sold by EquiServe on the day of sale, minus a brokerage commission and a service fee. The commission is a fixed amount per share and the service fee is a fixed amount per transaction. You can call EquiServe before you sell to obtain the current fees. Sales are reported at year-end to you and to the Internal Revenue Service.

         EquiServe has total authority over when shares are sold. This timing cannot be influenced by you or RBMG, and you must bear the market risk associated with fluctuations in the price of RBMG Common Stock. If you want to negotiate the price at which your shares are to be sold, it will be necessary for you to request a stock certificate and engage the services of a stockbroker to handle the sale for you. EquiServe will sell partial shares only if you sell all the shares in your Plan account.

--  TRANSFER OF SHARES

         EquiServe will transfer shares for you at no cost.  You may:

         1.       transfer shares to an existing Plan account;

         2.       establish a new Plan account; or

         3. withdraw shares and request a certificate to be issued in another name.

         EquiServe will not transfer partial shares unless you are transferring all of the shares in your Plan account to another Plan account.

         EquiServe will provide complete transfer instructions if you call. Call 1-800-446-2617.

--  CHANGING YOUR ENROLLMENT STATUS

         You can change your enrollment status at any time. You may decide to stop reinvesting all your dividends and reinvest only part of them, or you may decide you would rather have all your dividends paid to you by check or electronic deposit. You must notify EquiServe if you want to change your enrollment status by signing a new enrollment form or by calling EquiServe at 1-800-446-2617. EquiServe must receive notification before the next dividend record date. Enrollment forms may be obtained by contacting EquiServe by telephone at the number above.

--  TERMINATING PARTICIPATION

         You may terminate your participation in the Plan at any time by notifying EquiServe. EquiServe can send you a certificate for all whole shares in your Plan account and a check representing the sale of the partial share, or EquiServe can sell all or part of the shares for you. Such sale may, but need not, be made by purchase of the shares for the account of other Plan participants, and any such transaction will be deemed to have been made at the then current market price, less any brokerage commissions, service fees and any other costs of sale. You can use the form attached to your statement for this notification or write EquiServe a letter or you may notify EquiServe by telephone.

         EquiServe also may terminate your participation in the Plan at any time by mailing you a notice of termination at your address as it appears on EquiServe's records.

--  DEATH OF A PLAN PARTICIPANT

         Upon receipt of notification of your death, EquiServe will send complete instructions outlining requirements to transfer the shares to a new registration.

--  TAX CONSEQUENCES OF PLAN PARTICIPATION

         The following discussion of the federal income tax consequences of participating in the Plan is based on the Internal Revenue Code of 1986, as amended (the "Code"), including the regulations promulgated thereunder and the judicial and administrative interpretations thereof, as they exist on the date hereof. There can be no assurance that the legal authorities upon which this discussion is based will not be modified, revoked, supplemented, amended, revised, reversed or overruled. Any change in such legal authorities could alter the analysis set forth below.

         The federal income tax discussion below is intended for general information only. No information is provided regarding any state, local or foreign tax consequences of participating in the Plan. Because this description is not intended to address specific tax consequences applicable to an individual participant, RBMG suggests that participants consult with their own tax counsel concerning the tax consequences of participation in the Plan.

         In the case of the acquisition of shares of RBMG Common Stock purchased directly from RBMG through reinvestment of dividends, a participant will be treated for federal income tax purposes as having received a dividend equal in amount to the fair market value of the RBMG Common Stock on the dividend payment date, which value may differ from the amount of the cash dividend reinvested. In the case of the acquisition of shares of RBMG Common Stock purchased on the open market through reinvestment of dividends, a participant will be treated for federal income tax purposes as having received a dividend equal in amount to the fair market value of the RBMG Common Stock on the purchase date, which value may differ from the amount of the cash dividend reinvested. A Plan participant purchasing shares of RBMG Common Stock with optional cash payments will be treated for federal income tax purposes as having received a dividend on the purchase date equal to the fair market value of the shares of RBMG Common Stock on that date less the amount of cash invested. Generally, the fair market value of the RBMG Common Stock on an applicable valuation date (that is the dividend payment date or the purchase date) shall be the mean of the high and low quoted selling prices on such date.

         The following example may be helpful to illustrate the federal income tax consequences of the 5% discount with respect to purchases of shares of RBMG Common Stock under the Plan:

         Amount of dividend or optional cash payment............................        $ 5,000
         Per share purchase price on the applicable purchase date...............        $ 10.00
         Shares acquired by participant on applicable purchase date
            ($5,000/(95% x $10))................................................        526.316 shares
         Fair market value of a share of RBMG Common Stock
            on either dividend payment date or purchase date,
            as applicable.......................................................        $ 11.00
         Dividend income ((526.316 shares x $11.00) - $5,000)...................        $789.48

         If purchases are made in the open market rather than from RBMG, then RBMG may incur and pay brokerage commissions. The amount of any brokerage commission will be an additional dividend to the shareholders who receive the shares of RBMG Common Stock.

         While the matter is not free from doubt, RBMG intends to take the position that the administrative expenses of the Plan, to be paid by RBMG, are not constructive dividends to the Plan participants. Each Plan participant will receive from EquiServe a Form 1099-DIV (mailed on or before January 31 of the following year), which will show the total dividend income to the Plan participant.

         Dividends from RBMG will be taxable to Plan participants as ordinary income to the extent of RBMG's current and accumulated earnings and profits. Corporate shareholders may be entitled to a dividend received deduction under the Code. To the extent that dividends from RBMG exceed RBMG's current and accumulated earnings and profits, the dividend will be treated as a return of capital (i.e., tax free and is applied against and reduces the adjusted basis of the recipient's shares of RBMG Common Stock). To the extent that the dividends from RBMG exceed RBMG's current and accumulated earnings and profits and the dividends exceed the adjusted basis of the recipient's shares of RBMG Common Stock, it will be taxed as gain from the sale or exchange of the shares of RBMG Common Stock.

         The tax basis of the shares of RBMG Common Stock acquired by a participant under the Plan by reinvestment of dividends will equal the fair market value of the shares of RBMG Common Stock on the dividend payment date or, in the case of open market purchases, the purchase date. The tax basis of the shares of RBMG Common Stock acquired by a Plan participant with optional payments will equal the fair market value of the shares of RBMG Common Stock on the purchase date.

         A participant will not realize taxable income when the participant receives certificates for shares of RBMG Common Stock credited to the participant's account, upon the participant's request for such certificates or upon withdrawal from or termination of the Plan.

         The participant will recognize gain or loss when the shares of RBMG Common Stock acquired under the Plan are sold or exchanged. The participant will also recognize gain or loss with respect to the receipt of cash for fractional shares. The amount of such gain or loss will be the difference between the amount received in such sale or exchange for the shares of RBMG Common Stock and the tax basis of the shares of RBMG Common Stock sold.

         Depending on the participant's holding period for the shares of RBMG Common Stock, any gain or loss recognized to the participant on the disposition will be short-term or long-term capital gain or loss. The holding period of the shares of RBMG Common Stock acquired under the Plan will begin on the date after the dividend payment date or, in the case of open market purchases, the date after the purchase date (in the case of shares acquired by reinvestment of dividends) and on the date after the purchase date (in the case of shares acquired with optional payments).

         Generally, a short-term capital gain or loss will occur with respect to the disposition of shares with a holding period of one year or less, and a long-term capital gain or loss will occur with respect to the disposition of shares that have been held for a period of more than one year. A long-term gain for certain individual taxpayers may be subject to tax at the lower adjusted net capital gains rate. The sale of any shares through the Plan will be reported to you and to the Internal Revenue Service.

         If you are a foreign stockholder whose dividends are subject to United States income tax withholding at the current 30% rate (or lower treaty rate), then the appropriate amount will be withheld and the balance will be used to purchase additional shares of RBMG Common Stock.

         If you fail to provide certain federal income tax certifications in the manner required by law, then dividends credited to your account are subject to federal income tax withholding, currently a rate of 31%. Certain stockholders (including most corporations) are, however, exempt from such withholding requirements, provided that certain certifications are made. However, because each stockholder's financial situation is different, you should consult your individual tax advisor concerning backup withholding.

         This federal income tax discussion assumes that the shares of RBMG Common Stock held by participants in the Plan will be treated as a capital asset within the meaning of Section 1221 of the Code. If the shares of RBMG Common Stock are not treated as a capital asset in the hands of the participant, the participant should consult his or her own tax advisor to determine the tax treatment of the acquisition and disposition of shares of RBMG Common Stock under the Plan.

         Participants are urged to consult with their own tax advisors to determine the particular tax consequences that may result from participation in the Plan and the subsequent disposal of shares purchased pursuant to the Plan. Nothing contained herein shall be treated as tax advice.

--  STOCK SPLITS, STOCK DIVIDENDS AND RIGHTS OFFERINGS

         Any stock dividends or split shares of stock distributed by RBMG on shares held by EquiServe in your Plan account or by a Participant may be added to your account provided such stock is of the same type, class and series as the stock held under the Plan. If RBMG should determine to offer securities through a rights offering, you will receive rights based upon the total number of whole shares registered in your name, including those held in your Plan account.

--  VOTING RIGHTS

         You have the right to exercise all voting rights for the whole shares credited to your Plan account. You may vote in person or by proxy. Your proxy card will show the number of whole shares you own, including both your Plan shares and your certificated shares. If you do not return the proxy card or do not sign it, your shares will not be voted unless you vote in person. If you decide to vote in person, please notify the corporate secretary before the meeting begins.

         EquiServe will send you proxy solicitation material received by it from RBMG. EquiServe will instruct its nominee to vote any shares of RBMG Common Stock that EquiServe holds for your account in accordance with your instructions. If you do not direct EquiServe how the shares should be voted, then EquiServe will instruct its nominee not to vote those shares.

--  LIABILITY LIMITATION

         Neither RBMG nor EquiServe will be liable for any act (or omission of any act) done in good faith. This limitation of liability applies without limitation to the prices at which your shares are purchased or sold, when purchases or sales are made and fluctuations in market price.

         You are cautioned that this Prospectus does not represent a change in RBMG's dividend policy or a guarantee of future dividends. Dividends depend upon RBMG's earnings, financial requirements, governmental regulations and other factors.

         You must recognize that neither RBMG nor EquiServe can assure you of a profit or protect you against a loss on shares of RBMG Common Stock purchased or sold through the Plan.

--  CHANGES TO THE PLAN

         RBMG reserves the right to amend, modify or terminate the Plan at any time in whole or in part. Notice of any amendment or modification will be mailed to you. If the Plan is terminated by RBMG, EquiServe will mail certificates to you for the whole shares in your Plan account and a check for the net proceeds of the sale of the partial share.

--  ACCEPTANCE OF TERMS AND CONDITIONS OF THE PLAN BY PARTICIPANTS

         The terms and conditions of the Plan and its operation are governed by the laws of the State of South Carolina. When you complete and sign the enrollment form, you are bound by the provisions of the Plan, including any future amendments. Your heirs, executors, administrators and legal representatives also will be bound.

--  RESOURCE BANCSHARES MORTGAGE GROUP, INC

         RBMG is a diversified financial services company engaged primarily in the business of mortgage banking, through the purchase (through a nationwide network of correspondents and brokers), sale and servicing of agency-eligible and subprime residential, single-family, first-mortgage loans and the purchase and sale of servicing rights associated with agency-eligible loans. In addition, RBMG originates, sells and services small-ticket commercial equipment leases and originates, sells, underwrites for investors and services commercial mortgage loans.

         The principal offices of RBMG are located at 7909 Parklane Road, Columbia, South Carolina. RBMG's telephone number is 1-803-741-3000 or 1-800-933-2890 and its mailing address is 7909 Parklane Road, Columbia, South Carolina 29223.

--  USE OF PROCEEDS

         When shares of RBMG Common Stock are purchased directly from RBMG the net proceeds will be used for general corporate purposes.

--  AVAILABLE INFORMATION

         RBMG files reports, proxy and information statements and other information with the U.S. Securities and Exchange Commission (the "SEC"). You may read and copy this information at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, DC 20549.

You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a web site on the Internet where you can access such information. The web site is located at http://www.sec.gov.

         Also, RBMG will provide you (free of charge) with a copy of any or all of the documents incorporated by reference in this Prospectus (see below). To get copies of such documents, call or write:

               Resource Bancshares Mortgage Group, Inc.
               Investor Relations
               7909 Parklane Road
               Columbia, SC  29223
               1-800-933-2890


--  DOCUMENTS INCORPORATED BY REFERENCE

         This Prospectus does not repeat important information that you can find in RBMG's registration statement, reports and other documents that RBMG files with the SEC under the Securities Exchange Act of 1934, as amended. The SEC allows RBMG to "incorporate by reference," which means that RBMG can disclose important information to you by referring you to other documents that are legally considered to be a part of this Prospectus. These documents are as follows:

         1. RBMG's Annual Report on Form 10-K for the year ended December 31, 1998.

         2. RBMG's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         3. The description of RBMG Common Stock contained in RBMG's Registration Statement on Form 8-A filed on May 18, 1993.

         4. All documents filed by RBMG under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of this offering.

--  IF THERE ARE INCONSISTENCIES

         As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents and this Prospectus, you should rely on the statements made in the most recent documents.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

         All of the expenses set forth below, except the SEC registration fee, are estimated.

                  SEC registration fee....................       $  2,537
                  Printing expenses.......................          3,500
                  Legal fees and expenses.................         10,000
                  Transfer Agent fees and expenses........            300
                  Miscellaneous...........................            500
                                                                 --------

                                    Total.................       $ 16,837
                                                                 ========


Item 15. Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of such action or suit, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article SEVENTH of the Registrant's Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents. Article SEVENTH of the Registrant's Certificate of Incorporation also provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for beach of a fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

         In addition, the Registrant has entered into Indemnity Agreements with each of its directors and certain other persons who are officers, employees or agents of the Registrant or who are serving at the request of the Registrant as a director, officer, employee or agent of another entity. Generally, the agreements provide for the indemnification of such persons against expenses (including attorneys' fees), losses, damages, liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred because of any claim or claims made against them by reason of the fact that they are or were serving in such capacities.

         The Registrant also provides liability insurance for its directors and officers which provides coverage against loss from claims made against such persons in their capacities as such including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

         Exhibit
         Number            Description
         -------           -----------

         4.1 Restated Certificate of Incorporation of RBMG (incorporated by reference to Exhibit 3.3 of RBMG's Registration Statement No. 33-53980).

         4.2 Amended and Restated Bylaws of RBMG (incorporated by reference to Exhibit 3.4 of RBMG's Registration Statement No. 33-53980).

         4.3 Amendment to the Bylaws of RBMG dated January 28, 1999 (incorporated by reference to Exhibit 3.4 of RBMG's quarterly report on Form 10-Q for the quarter ended March 31, 1999).

         4.4               Amendment to the Bylaws of RBMG dated May 6, 1999.

         4.5 Specimen Certificate of RBMG's Common Stock (incorporated by reference to Exhibit 4.1 of RBMG's Registration Statement No. 33-53980).

         5.1 Opinion of McNair Law Firm, P.A. regarding the validity of the securities being registered.

         23.1              Consent of PricewaterhouseCoopers LLP.

         23.2              Consent of McNair Law Firm, P.A. (included in Exhibit
                           5.1).

         24.1              Power of Attorney (included in Page II-4).

         99.1 Letter to Shareholders of RBMG dated July 1, 1999 regarding changes in the RBMG Dividend Reinvestment and Stock Purchase Plan.

Item 17. Undertakings

         The undersigned hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant also hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on July 1, 1999.

                                  RESOURCE BANCSHARES MORTGAGE GROUP, INC.

                                  By: /s/ Edward J. Sebastian
                                      ------------------------------------------
                                      Edward J. Sebastian, Chairman of the Board
                                      and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edward J. Sebastian and David W. Johnson, Jr. and each of them acting individually, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                            Title                                       Date
---------                                            -----                                       ----
/s/ Edward J. Sebastian                     Chairman of the Board, Director                      July 1, 1999
------------------------------------        and Chief Executive Officer
Edward J. Sebastian                         (principal executive officer)

/s/ Steven F. Herbert                       Senior Executive Vice President and                  July 1, 1999
------------------------------------        Chief Financial Officer (principal
Steven F. Herbert                           financial and accounting officer)

/s/ David W. Johnson, Jr.                   Vice Chairman, Director and                          July 1, 1999
------------------------------------        Managing Director
David W. Johnson, Jr.

/s/ John W. Currie                          Director                                             July 1, 1999
------------------------------------
John W. Currie

                                            Director
------------------------------------
John C. Baker

                                            Director
------------------------------------
Stuart M. Cable

/s/ Boyd M. Guttery                         Director                                             July 1, 1999
------------------------------------
Boyd M. Guttery

                                            Director
------------------------------------
Robin C. Kelton

/s/ John O. Wolcott                         Director                                             July 1, 1999
------------------------------------
John O. Wolcott